Exhibit 1.1

WILLIAMS PARTNERS L.P.

$1,000,000,000 of Common Units Representing Limited Partner Interests

Equity Distribution Agreement

March 6, 2015

Citigroup Global Markets Inc.

Barclays Capital Inc.

J.P. Morgan Securities LLC

UBS Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Scotia Capital (USA) Inc.

Deutsche Bank Securities Inc.

Morgan Stanley & Co. LLC

Mizuho Securities USA Inc.

Mitsubishi UFJ Securities (USA), Inc.

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Williams Partners L.P., a Delaware limited partnership (the “Partnership”), confirms its agreement (this “Agreement”) with Citigroup Global Markets Inc., Barclays Capital Inc., J.P. Morgan Securities LLC, UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Scotia Capital (USA) Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, Mizuho Securities USA Inc. and Mitsubishi UFJ Securities (USA), Inc. (the “Managers”) as follows:

1. Description of Units. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (the “Common Units”), having an aggregate gross sales price of up to $1,000,000,000 (the “Offered Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Offered Units through the Managers, the Partnership hereby appoints the Managers as exclusive agents of the Partnership for the purpose of selling the Offered Units pursuant to this Agreement and each Manager agrees to use its commercially reasonable efforts to sell the Offered Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell the Offered Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 21 hereof. WPZ GP LLC (the “General Partner”), a Delaware limited liability company and an indirect wholly owned subsidiary of The Williams Companies, Inc., a Delaware corporation (“Williams”), is the general partner of the Partnership and owns a 2% general partner interest and incentive distribution rights in the Partnership. All of the Partnership’s activities are conducted through Williams Partners Operating LLC (“WPZ OLLC”) and Access MLP Operating L.L.C. (“ACMP OLLC”), Delaware limited liability companies wholly owned by the Partnership. The Partnership and the General Partner are sometimes referred to herein collectively as the “Williams Parties” and each a “Williams Party” and the Williams Parties together with the Partnership’s subsidiaries are sometimes referred to as the “Partnership Entities” and each a “Partnership Entity.”

2. Representations and Warranties. The Williams Parties, jointly and severally, represent and warrant to, and agree with, the Managers at the Execution Time and on each such time that the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a) The Partnership meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission a registration statement (File No. 333-202284) on Form S-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Offered Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made with respect to the Offered Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such Registration Statement have been delivered by the Partnership to the Managers. The Commission has not issued any order preventing or suspending the use of the Base Prospectus, the Prospectus Supplement or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of Registration Statement. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Common Units, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b) To the extent that the Registration Statement is not available for the sales of the Offered Units as contemplated by this Agreement, the Partnership shall file a new registration statement with respect to any additional Common Units necessary to complete such sales of the Offered Units and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c) On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date (as defined in Section 3(a)(vii)) and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, the Prospectus complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Williams Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Partnership by any Manager specifically for inclusion in the Registration Statement or the Prospectus.

(d) At the Execution Time, at each Applicable Time, at each Settlement Date and Time of Delivery, the Disclosure Package did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Williams Parties make no representations or warranties as to the information contained in or omitted from the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Partnership by any Manager specifically for inclusion in the Disclosure Package.

(e) Each Issuer Free Writing Prospectus (including without limitation any road show that is a free writing prospectus under Rule 433) and each electronic road show, if any, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Manager specifically for use therein.

(f) The Common Units are an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act (“Regulation M”) by subsection (c)(1) of such rule.

(g) The Partnership has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Offered Units in accordance with Rule 415(a)(4).

(h) The Partnership has been duly formed, is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), has the limited partnership power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition, results of operations, business or prospects of the Partnership Entities, taken as a whole (a “Material Adverse Effect”).

(i) The General Partner has been duly formed, is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), has the limited liability company power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The General Partner is the sole general partner of the Partnership with an approximate 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”) except (i) for restrictions on transferability contained in the Partnership Agreement; (ii) as disclosed in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto); or (iii) to the extent any such Liens would not have a Material Adverse Effect. Williams indirectly owns a 100% limited liability company interest in the General Partner free and clear of all Liens except (i) as disclosed in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) or (ii) to the extent any such Liens would not have a Material Adverse Effect; such limited liability company interest has been issued in accordance with the Seventh Amended and Restated Limited Liability Company Agreement of the General Partner (as the same may be amended and restated on or prior to each Settlement Date or Time of Delivery, the “GP LLC Agreement”) and is fully paid (to the extent required under the GP LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act or the provisions of the GP LLC Agreement).

(j) Each of the Partnership’s “significant subsidiaries,” as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act (each, a “Significant Subsidiary,” and collectively, the “Significant Subsidiaries”) has been duly organized or validly formed, is validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, has the power (corporate or other) and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(k) All of the (i) Common Units representing limited partner interests in the Partnership held by affiliates of Williams (the “Sponsor Units”), (ii) Incentive Distribution Rights (as defined in the Partnership Agreement), (iii) Common Units issued to public unitholders (the “Existing Public Units”) and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and affiliates of Williams own such Sponsor Units and the General Partner owns such Incentive Distribution Rights, in each case, free and clear of all Liens except (i) with respect to the Sponsor Units and the Incentive Distribution Rights, restrictions on transferability contained in the Partnership Agreement or as described in the Disclosure Package and the Prospectus and (ii) to the extent any such Liens would not have a Material Adverse Effect.

(l) At each Settlement Date and each Time of Delivery, if any, the Offered Units to be issued and sold on such date and the limited partner interests represented thereby will be duly authorized by the Partnership and, upon payment therefor and delivery thereof in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); the Offered Units, when issued and delivered against payment therefor in accordance with this Agreement, will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(m) (i) WPZ OLLC has been duly formed, is validly existing as a limited liability company in good standing under the Delaware LLC Act, has the limited liability company power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Partnership is the sole member of WPZ OLLC and owns a 100% limited liability company interest in WPZ OLLC; such limited liability company interest has been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability

Company Agreement of WPZ OLLC (as the same may be amended and restated on or prior to each Settlement Date or Time of Delivery, if any, the “WPZ OLLC Agreement”) and is fully paid (to the extent required under the WPZ OLLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interest free and clear of all Liens except (x) as disclosed in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) or (y) to the extent any such Liens would not have a Material Adverse Effect; and (ii) ACMP OLLC has been duly formed, is validly existing as a limited liability company in good standing under the Delaware LLC Act, has the limited liability company power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Partnership is the sole member of ACMP OLLC and owns a 100% limited liability company interest in ACMP OLLC; such limited liability company interest has been duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Agreement of ACMP OLLC (as the same may be amended and restated on or prior to the Delivery Date, the “ACMP OLLC Agreement”) and is fully paid (to the extent required under the ACMP OLLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interest free and clear of all Liens except (x) as disclosed in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) or (y) to the extent any such Liens would not have a Material Adverse Effect.

(n) Except as described in the Disclosure Package and the Prospectus or as provided in (A) the Partnership’s Second Amended & Restated Credit Agreement dated as of February 2, 2015, as amended (the “Revolving Credit Facility”), (B) any credit facilities or loans having covenants substantially similar to the Revolving Credit Facility (together with the Revolving Credit Facility, the “Credit Facilities”) or (C) the Organizational Documents (as defined below), there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any limited partner interests in the Partnership or (ii) any limited liability company interests in the General Partner, WPZ OLLC or ACMP OLLC, in each case pursuant to the Partnership Agreement, the WPZ OLLC Agreement, ACMP OLLC Agreement or the GP LLC Agreement, as applicable, each as amended or restated on or prior to each Settlement Date or each Time of Delivery, if any, (collectively, the “Organizational Documents”), or any other agreement or instrument to which any of the Partnership, the General Partner, WPZ OLLC or ACMP OLLC is a party or by which any one of them may be bound. Except as provided in the Partnership Agreement, as described in the Disclosure Package and the Prospectus, or for restricted units granted under the LTIP, there are no outstanding options or warrants to purchase (A) any Common Units or other interests in the Partnership or (B) any interests in the General Partner, WPZ OLLC, ACMP OLLC or the Significant Subsidiaries.

(o) The Partnership has all requisite power and authority to issue, sell and deliver the Offered Units in accordance with and upon the terms and conditions set forth in this Agreement. At each Settlement Date and each Time of Delivery, if any, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Williams Parties or any of their equityholders, members or partners for the authorization, issuance, sale and delivery of the Offered Units shall have been validly taken.

(p) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of each Williams Party and, assuming due authorization, execution and delivery by the Managers, constitutes the valid and binding agreement of each of the Williams Parties, enforceable against each of the Williams Parties in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy.

(q) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy.

(r) The GP LLC Agreement has been duly authorized, executed and delivered by the party thereto, and is a valid and legally binding agreement of the party thereto, enforceable against the party thereto in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy.

(s) (i) The WPZ OLLC Agreement has been duly authorized, executed and delivered by or on behalf of the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms subject to (x) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, (y) general equitable principles (whether considered in a proceeding in equity or at law), and (z) except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy; and (ii) The ACMP OLLC Agreement has been duly authorized, executed and delivered by or on behalf of the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms subject to (x) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, (y) general equitable principles (whether considered in a proceeding in equity or at law), and (z) except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy.

(t) The partnership agreement or limited liability company agreement, as applicable, of each Significant Subsidiary has been duly authorized, executed and delivered by each of the parties thereto, and is a valid and legally binding agreement of each of the parties thereto, enforceable against each of the parties thereto in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy.

(u) None of the offering, the issuance and sale by the Partnership of the Offered Units and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Disclosure Package or the Prospectus or the execution, delivery and performance of this Agreement by the Williams Parties (i) conflicts or will conflict with or constitutes or will constitute a violation of the Partnership Agreement, the GP LLC Agreement, or the certificate of formation or certificate of limited partnership, as applicable, of either of the Williams Parties, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Williams Parties or the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Williams Parties or the Significant Subsidiaries or any of their properties in a proceeding to which either of them or their property is a party or (iv) will result in the creation or imposition of any Lien upon any property or assets of any of the Williams Parties or the Significant Subsidiaries, except for such conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) Except for (i) the registration of the Offered Units under and related filings pursuant to the Securities Act, (ii) such consents, approvals, authorizations, registrations, filings or qualifications as may be required under the Exchange Act, and applicable state securities laws in connection with the purchase and sale of the Offered Units by the Managers, and (iii) such consents, approvals, authorizations or orders of, or filings or registrations with, any court or governmental agency or body having jurisdiction over any of the Williams Parties or the Significant Subsidiaries or any of their properties or assets (each for purposes of this Section 2(v) being referred to as a “consent”) that have been, or prior to the earlier of the initial Settlement Date (as defined in Section 3(a)(vii)) or the initial Time of Delivery (as defined in Section 3(c)) will be, obtained, no consent is required for the execution, delivery and performance of this Agreement by the Partnership and the issuance and sale of the Offered Units and the application of the proceeds from the sale of the Offered Units as described under “Use of Proceeds” in the Disclosure Package and the Prospectus.

(w) Except as described in the Disclosure Package, the Prospectus or the Partnership Agreement, no holders of securities of either of the Williams Parties have rights to the registration of such securities in connection with the sale of the Offered Units.

(x) None of the Williams Parties or Significant Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which would be reasonably likely to result in any Material Adverse Effect, or any development involving a material adverse change in or affecting the financial condition, results of operations, business or prospects of the Partnership Entities (taken as a whole), otherwise than as disclosed or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), and, since the respective dates as of which information is given in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) or since the date of the Disclosure Package, there has not been (i) any material adverse change in the capital structure or long-term debt of any of the Williams Parties or the Significant Subsidiaries (taken as a whole), (ii) any material adverse change in or affecting the financial condition, results of operations, business or prospects of the Williams Parties or the Significant Subsidiaries (taken as a whole), or (iii) any transaction entered into by any of the Williams Parties or the Significant Subsidiaries, other than in the ordinary course of business, that is material to the Williams Parties or the Significant Subsidiaries (taken as a whole) other than as disclosed, in each case, in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(y) The consolidated financial statements filed with or as part of any document filed by the Partnership with the Commission and incorporated by reference in the Disclosure Package and the Prospectus (i) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Partnership and its subsidiaries at the dates and for the periods indicated, all in conformity with generally accepted accounting principles (subject, in the case of interim statements, to normal year-end audit adjustments) and (ii) include and incorporate by reference all interactive data in eXtensible Business Reporting Language (“XBRL Data”) required to be included therein; and the XBRL Data included or incorporated by reference therein fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto; and the Partnership has no material contingent obligation which is not disclosed in the financial statements or in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(z) Ernst & Young LLP, Deloitte and Touche LLP and other auditors, if any, reporting upon the audited financial statements and schedules included or incorporated by reference in the Disclosure Package and the Prospectus (collectively, the “Auditors”) are each independent auditors within the meaning of the rules and regulations promulgated under the Securities Act.

(aa) Except with respect to pipeline rights-of-way, the Williams Parties and the Significant Subsidiaries have good and indefeasible title to all real property and good title to all personal property described as owned by any of them in the Disclosure Package and the Prospectus, in each case free and clear of all Liens, except (i) as are described in the Disclosure Package and the Prospectus, (ii) as do not materially interfere with the use made in the aggregate of such properties, as described in the Disclosure Package and the Prospectus, (iii) as are permitted under the Credit Facilities, or (iv) as would not reasonably be expected to have a Material Adverse Effect. With respect to title to pipeline rights-of-way, the Williams Parties represent only that no Williams Party or Significant Subsidiary has received any actual notice or claim from any owner of land upon which any pipeline owned by any Williams Party or

Significant Subsidiary (as described in the Disclosure Package and the Prospectus) is located that such entity does not have sufficient title to enable it to use and occupy the pipeline rights-of-way as they are used and occupied (as described in the Disclosure Package and the Prospectus) and that would reasonably be expected to result in a Material Adverse Effect.

(bb) Each of the Williams Parties and Significant Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is reasonable in accordance with customary practices for companies engaged in similar businesses in similar industries for the conduct of their respective businesses and the value of their respective properties.

(cc) Except as described in the Disclosure Package and the Prospectus, there is no action, suit or proceeding before any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of any Williams Party, threatened against or affecting any Williams Party or Significant Subsidiary or to which any of their properties are subject that would reasonably be expected to result in any Material Adverse Effect, or would reasonably be expected to directly affect the issuance of the Offered Units contemplated by this Agreement.

(dd) The statements set forth in the Disclosure Package and the Prospectus under the captions “Summary—The Offering,” “Provisions of our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” and “The Partnership Agreement,” insofar as they purport to constitute a summary of the terms of the Common Units, are accurate summaries in all material respects.

(ee) Each of the Williams Parties and the Significant Subsidiaries has filed all federal, state and local income and franchise tax returns which are required to be filed by it and has paid all taxes due thereon, other than those which, if not filed or paid, would not have a Material Adverse Effect, or which are being contested in good faith by appropriate proceedings and where such Williams Party or Significant Subsidiary, as applicable, has maintained in accordance with generally accepted accounting principles appropriate reserves for the accrual of any of the same.

(ff) The Williams Parties (i) make and keep books and records which accurately reflect transactions and dispositions of their assets and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to their assets is permitted only in accordance with management’s general or specific authorization and (D) all XBRL Data included or incorporated by reference in the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(gg) Each of the Partnership, Transcontinental Gas Pipe Line Company, LLC and Northwest Pipeline GP has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); and such disclosure controls and procedures (i) are designed to ensure that information required to be disclosed by such entity in the reports it files or submits under the Exchange Act is accumulated and communicated to the management of such entity, including its respective and the General Partner’s principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure and (ii) are effective at a reasonable assurance level to perform the functions for which they were established.

(hh) Since the date of the filing of the Partnership’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, whichever is later, the General Partner’s and the Partnership’s auditors and the audit committee of the General Partner (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which (x) have not been described to counsel for the Managers or (y) are reasonably likely to adversely affect the General Partner’s or the Partnership’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the General Partner’s or the Partnership’s internal controls over financial reporting.

(ii) Since the date of the filing of the Partnership’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, whichever is later, to the best knowledge of the General Partner and the Partnership, there have been no material changes in internal controls over financial reporting that have materially affected or are reasonably likely to materially affect internal controls over financial reporting except as disclosed in the Disclosure Package and the Prospectus, exclusive of any amendment or supplement thereto.

(jj) The Partnership is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(kk) None of the Williams Parties or the Significant Subsidiaries is (i) in violation of its agreement of limited partnership, limited liability company agreement, certificate of formation or other organizational documents, as applicable, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or which any of its properties or assets may be subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, with respect to (ii) or (iii), for any such violations or defaults that would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(ll) Each of the Williams Parties and the Significant Subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except, with respect to (i), (ii) and (iii), as may be disclosed in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

(mm) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by any Williams Party or Significant Subsidiary (or, to the knowledge of any Williams Party, any predecessors in interest to any of the foregoing) at, upon or from any of the property now or previously owned or leased by any Williams Party or Significant Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except as may be disclosed in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and except for any violation or remedial action which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by any Williams Party or Significant Subsidiary or with respect to which any Williams Party or Significant Subsidiary has knowledge, except as may be disclosed in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(nn) Except as disclosed in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), or to the extent that a breach of any of the following representations would not reasonably be expected to result in a Material Adverse Effect: each Williams Party and Significant Subsidiary is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); no Reportable Event described in Section 4043(c) of ERISA (other than a “reportable event” not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation or other than a “reportable event” as such term is described in Section 4043(c)(3) of ERISA) has occurred with respect to any “pension plan” (as defined by ERISA) for which any Williams Party or Significant Subsidiary would have any liability; no Williams Party or Significant Subsidiary has incurred or reasonably expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder; and each “pension plan” for which any Williams Party or Significant Subsidiary would have any liability is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(oo) Each of the Williams Parties and the Significant Subsidiaries has obtained all consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, and all courts or other tribunals (collectively, the “Licenses”) necessary to own, hold, or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, except where the failure to possess such Licenses would not reasonably be expected to have a Material Adverse Effect, and none of the Williams Parties or the Significant Subsidiaries has received any written notice of proceedings relating to revocation or modification of any such Licenses, except to the extent that any such revocation or modification would not have a Material Adverse Effect.

(pp) The Partnership is not, and as of each Settlement Date or each Time of Delivery, if any, after giving effect to the offering and sale of the Offered Units and the application of the proceeds therefrom as described in the Disclosure Package and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(qq) None of the Williams Parties has distributed and, prior to the later to occur of any Settlement Date or Time of Delivery, if any, and completion of the distribution of the Offered Units, will not distribute any offering material in connection with the offering and sale of the Offered Units other than the Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus to which the Managers have consented in accordance with Section 4(g) of this Agreement.

(rr) The Partnership has not taken, nor will it take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Offered Units.

(ss) Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

Each certificate signed by or on behalf of any of the Williams Parties and delivered to any Manager or counsel for the Managers in connection with this Agreement or any Terms Agreement shall be deemed to be a representation and warranty by each such Williams Party to the Managers, as to the matters covered thereby.

3. Sale and Delivery of Offered Units.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Offered Units from time to time through the Managers, acting as sales agents, and each Manager agrees to use its commercially reasonable efforts to sell, as sales agents for the Partnership, the Offered Units on the following terms.

(i) The Offered Units are to be sold on a daily basis or otherwise as shall be agreed to by the Partnership and any Manager on any day that (A) is a trading day for the New York Stock Exchange (“NYSE”), (B) the Partnership, through any of the individuals listed as Authorized Representatives on Schedule II hereto, has instructed such Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate the maximum amount of the Offered Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Offered Unit at which such Offered Units may be sold. Subject to the terms and conditions hereof, such Manager shall use its commercially reasonable efforts to sell on a particular day all of the Offered Units designated for sale by the Partnership on such day. The gross sales price of the Offered Units sold under this Section 3(a) shall be the market price for the Common Units sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Offered Units. For the avoidance of doubt, the Partnership shall submit instructions to sell Offered Units to only one Manager, if any, on any single trading day.

(ii) The Partnership acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Offered Units, (B) no Manager will incur any liability or obligation to the Partnership or any other person or entity if such Manager does not sell Offered Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Offered Units as required under this Agreement, and (C) no Manager shall be under any obligation to purchase Offered Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership in writing pursuant to a Terms Agreement.

(iii) The Partnership shall not authorize the issuance and sale of, and no Manager shall be obligated to use its commercially reasonable efforts to sell, any Offered Units at a price lower than the minimum price therefor designated from time to time by the General Partner’s Board of Directors (the “Board”), or a pricing committee duly authorized thereby, and notified to such Manager in writing. The Partnership or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Offered Units with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Offered Units sold hereunder prior to the giving of such notice.

(iv) Each Manager hereby covenants and agrees severally and not jointly not to make any sales of the Offered Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions between members of the NYSE that meet the conditions set forth in Rule 153 that the parties hereto agree shall not constitute a “distribution” within the meaning of Rule 100 under Regulation M and (B) such other sales of the Offered Units on behalf of the Partnership in its capacity as principal of the Partnership as shall be agreed by the Partnership and such Manager pursuant to a Terms Agreement.

(v) The compensation to each Manager for sales of the Offered Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Offered Units sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when such Manager acts as principal, in which case the Partnership may sell Offered Units to such Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”) shall constitute the net proceeds to the Partnership for such Offered Units (the “Net Proceeds”).

(vi) Each Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Offered Units are sold under this Section 3(a) setting forth the number of the Offered Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Partnership, and the compensation payable by the Partnership to such Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(vii) Settlement for sales of the Offered Units pursuant to this Section 3(a) will occur on the third Business Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Offered Units sold through any Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Offered Units. Settlement for all such Offered Units shall be effected by free delivery of the Offered Units to such Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Offered Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. If any Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Partnership on any Settlement Date for the Offered Units delivered by the Partnership, such Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation to which such Manager is entitled.

(viii) At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date and to reflect such necessary modifications as are not material and approved by the Managers in advance. Any obligation of any Manager to use its commercially reasonable efforts to sell the Offered Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) If the Partnership wishes to issue and sell the Offered Units pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Managers of the proposed terms of such Placement. If any Manager, each acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership wishes to accept amended terms, such Manager(s) and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or such Manager(s) unless and until the Partnership and such Manager(s) have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Each sale of the Offered Units to any Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Offered Units to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Offered Units by such Manager. The commitment of any Manager to purchase the Offered Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Offered Units to be purchased by such Manager pursuant thereto, the price to be paid to the Partnership for such Offered Units, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Offered Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Offered Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager.

(d) Under no circumstances shall the number and aggregate amount of the Offered Units sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Offered Units available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Offered Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Managers in writing.

(e) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M are not satisfied with respect to the Offered Units, it shall promptly notify the other parties and sales of the Offered Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f) Notwithstanding any other provision of this Agreement, the Partnership shall not request the sale of any Offered Units that would be sold, and the Managers shall not be obligated to sell, during any period in which the Partnership is in possession of material non-public information.

4. Agreements. Each of the Williams Parties, jointly and severally, covenants and agrees with each Manager that:

(a) During any period when the delivery of a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Securities Act, prior to filing any amendment of the Registration Statement or supplement (including the Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement, the Partnership will furnish to the Managers for review a copy of each such proposed amendment or supplement, and the Partnership shall not use any such proposed amendment or supplement to which any Manager reasonably objects. The Partnership has properly completed the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Partnership will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Securities Act in connection with the offering or sale of the Offered Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Offered Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership will (i) notify promptly the Managers so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission or effect such compliance; and (iii) supply any amendment or supplement to the Managers in such quantities as the Managers may reasonably request.

(c) During any period when the delivery of a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Managers in such quantities as the Managers may reasonably request.

(d) As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, the Partnership will make generally available via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System, to the Partnership’s security holders and to the Managers an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder (including, at the option of the Partnership, Rule 158).

(e) The Partnership will furnish to the Managers and counsel for the Managers, without charge, as many copies of the Registration Statement (including exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto and any documents incorporated by reference therein as the Managers may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Partnership will promptly from time to time take such action as the Managers may reasonably request to qualify the Offered Units for offering and sale under the securities laws of such jurisdictions as the Managers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(g) The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Managers, and the Managers agree with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Managers or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) At any time that sales of the Offered Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell Offered Units but such instructions have not been fulfilled or cancelled, the Partnership will not directly or indirectly, (1) offer to sell, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any Common Units or securities convertible into or exchangeable for Common Units (other than the Offered Units and Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction agreement that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8 or any registration statement filed in connection with an issuance made pursuant to clause (i) below), or (4) publicly disclose the intention to do any of the foregoing without, in each case, giving the Managers at least three Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction; provided, however, that the Partnership may issue and sell Common Units pursuant to this Agreement or any Terms Agreement, any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Partnership in effect at the Execution Time and the Partnership may issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. In the event that notice of a proposed sale or other action is provided by the Partnership pursuant to this Section 4(h), the Managers may (and shall if requested by the Partnership) suspend activity under this Agreement for such period of time as may be requested by the Partnership or as may be deemed appropriate by the Managers.

(i) The Partnership will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any Common Units to facilitate the sale or resale of the Offered Units or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Offered Units.

(j) The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(k) On March 6, 2015 (the “First Representation Date”), upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Offered Units or an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of subclauses (ii) and (iv) below), (ii) the Partnership shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) the Offered Units are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, or (iv) the Managers may otherwise reasonably request (such recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the General Partner shall furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered the date of the First Representation Date or such Representation Date, as the case may be, of the same tenor as the certificate referred to in Section 6(f) of this Agreement, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(l) On the First Representation Date and on each Representation Date, the Williams Parties shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of Gibson, Dunn & Crutcher LLP, counsel to the Williams Parties, dated and delivered the date of the First Representation Date or such Representation Date, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) On the First Representation Date and each Representation Date, the Williams Parties shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of Andrews Kurth LLP, tax counsel to the Williams Parties, dated and delivered the date of the First Representation Date or such Representation Date, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) On the First Representation Date and each Representation Date, the Partnership shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of the General Counsel, Assistant General Counsel or Senior Counsel of the Partnership, dated and delivered the date of the First Representation Date or such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(o) On the First Representation Date and each Representation Date, Latham & Watkins LLP, counsel to the Managers, shall deliver a written opinion, dated and delivered the date of the First Representation Date or such Representation Date, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(e) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(p) On the First Representation Date, upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Offered Units are delivered to any Manager as principal at a Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, (iii) the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus, at any Manager’s request and upon reasonable advance notice to the Partnership, the Partnership shall cause the Auditors to each furnish the Managers a letter, dated the date of the First Representation Date, recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(g) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q) The obligations of any party contained in Sections 4(k), 4(l), 4(m), 4(n), 4(o) or 4(p) may be satisfied by delivery on an alternative date; provided that such alternative date is mutually agreed upon by the Partnership and the Managers.

(r) On the First Representation Date and on each Representation Date thereafter, the Partnership will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Partnership. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, its officers and its agents, as the Managers may reasonably request.

(s) The Partnership consents to any Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Offered Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

(t) The Partnership will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Offered Units sold through the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Offered Units pursuant to this Agreement during the relevant period.

(u) If to the knowledge of the Partnership, the conditions set forth in Section 6(a), 6(h) or 6(i) shall not be true and correct on each Settlement Date and each Time of Delivery, if any, the Partnership will offer to any person who has agreed to purchase Offered Units from the Partnership as the result of the sale of Common Units by any Manager the right to refuse to purchase and pay for such Offered Units.

(v) Each acceptance by the Partnership of an offer to purchase the Offered Units hereunder, and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to the Managers that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Offered Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Offered Units).

(w) The Partnership shall ensure that there are at all times sufficient Common Units to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Common Units or Common Units held in treasury, of the maximum aggregate number of Offered Units authorized for issuance by the Board pursuant to the terms of this Agreement. The Partnership will use its commercially reasonable efforts to cause the Offered Units to be listed for trading on the NYSE and to maintain such listing.

(x) During any period when a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Securities Act, the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(y) The Partnership shall cooperate with the Managers and use its commercially reasonable efforts to permit the Offered Units to be eligible for clearance and settlement through the facilities of DTC.

(z) The Partnership will apply the Net Proceeds from the sale of the Offered Units in the manner set forth in the Prospectus.

5. Payment of Expenses. The Williams Parties agree to pay the costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Offered Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Offered Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Units; (v) the listing of the Offered Units on the NYSE; (vi) any registration or qualification of the Offered Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (viii) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (ix) the reasonable fees, disbursements and expenses of counsel for the Managers (which shall be one outside counsel for all Managers unless otherwise agreed by the Partnership) in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (x) all other costs and expenses incident to the performance of the obligations of the Williams Parties hereunder; provided that, except as provided in this Section 5, each Manager shall pay all of its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated hereunder.

6. Conditions to the Obligations of the Managers. The respective obligations of each Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Williams Parties contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Williams Parties of their obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Offered Units; any material required to be filed by the Partnership pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened.

(b) The Partnership shall have requested and caused Gibson, Dunn & Crutcher LLP, to furnish to the Managers, on every date specified in Section 4(l) of this Agreement, except as otherwise provided in Section 4(q), its opinion and negative assurance letter, dated as of such date and addressed to the Managers, in form and substance reasonably satisfactory to the Managers.

(c) The Partnership shall have requested and caused Andrews Kurth LLP, to furnish to the Managers, on every date specified in Section 4(m) of this Agreement, except as otherwise provided in Section 4(q), its opinion, dated as of such date and addressed to the Managers, substantially in the form attached hereto as Exhibit A.

(d) The Partnership shall have requested and caused Craig L. Rainey, or the other internal counsel to the Partnership specified in Section 4(n) of this Agreement, to furnish to the Managers, on every date specified in Section 4(n) of this Agreement, except as otherwise provided in Section 4(q), an opinion and negative assurance statement, dated as of such date and addressed to the Managers, in form and substance reasonably satisfactory to the Managers.

(e) The Managers shall have received from Latham & Watkins LLP, counsel for the Managers, on every date specified in Section 4(o) of this Agreement, except as otherwise provided in Section 4(q), such opinion or opinions, dated as of such date and addressed to the Managers, with respect to the issuance and sale of the Offered Units, the Registration Statement, the Disclosure Package, the Prospectus and other related matters as the Managers may reasonably require, and the Williams Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) The General Partner shall have furnished to the Managers, on every date specified in Section 4(k) of this Agreement, except as otherwise provided in Section

4(q), a certificate of the General Partner, signed by an executive officer of the General Partner, dated as of such date, stating that:

(i) the representations, warranties and agreements of the Williams Parties contained in Section 2 of this Agreement are true and correct on and as of such date, and the Williams Parties have complied with all of their agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued; and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or, to the knowledge of such officer, threatened by the Commission; all requests of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise have been complied with; and the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iii) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change or any development that would reasonably be expected to result in a prospective material adverse change in the financial condition, earnings, business or operations of the General Partner, the Partnership and its subsidiaries (taken as a whole) from that set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(g) On every date specified in Section 4(p) hereof and to the extent requested by the Managers in connection with any offering of the Offered Units, except as otherwise provided in Section 4(q), the Managers shall have received from each of the Auditors a letter or letters in form and substance satisfactory to the Managers, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of such date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Prospectus, as of a date not more than three days prior to such date), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been any change, or any development that would reasonably be expected to result in a prospective change, in the financial condition, earnings, business or operations of the Partnership Entities (taken as a whole) from that set forth or contemplated in the Prospectus, the effect of which is, in the judgment of the Managers, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Units on the terms and in the manner contemplated in the Prospectus.

(i) At any time that sales of the Offered Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell Offered Units but such instructions have not been fulfilled or cancelled no downgrading shall have occurred in the rating accorded the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as that term is defined under Section 3(a)(62) of the Exchange Act).

(j) The NYSE shall have approved the Offered Units for listing, subject only to official notice of issuance.

(k) At any time that sales of the Offered Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell Offered Units but such instructions have not been fulfilled or cancelled, there shall not have occurred any of the following: (i) trading in securities generally on the NYSE, NYSE MKT LLC or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of the Partnership on any exchange or in the over-the-counter market shall have been suspended or limited or the settlement of such trading shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), in the case of clauses (iv) and (v), as to make it, in the judgment of the Managers, impracticable or inadvisable to proceed with the public offering or delivery of the Offered Units on the terms and in the manner contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

(l) The Williams Parties shall have furnished the Managers such additional documents and certificates as the Managers or counsel for the Managers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers and counsel for the Managers, this Agreement and all obligations of the Managers hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Managers. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, counsel for the Manager, at 885 Third Avenue, Suite 1000, New York, New York 10022, or electronically, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) Each of the Williams Parties, jointly and severally, shall indemnify and hold harmless each Manager, its directors, officers, employees, agents, affiliates and each person, if any, who controls any Manager within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Offered Units), to which that Manager, director, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Base Prospectus, any Prospectus Supplement, the Registration Statement or the Prospectus (in the case of the Base Prospectus, any Prospectus Supplement or the Prospectus, in light of the circumstances under which any such statements were made) or in any amendment or supplement thereto or (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, in light of the circumstances under which any such statements were made, or (ii) the omission or alleged omission to state in the Base Prospectus, any Prospectus Supplement, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein (in the case of the Registration Statement) or necessary to make the statements therein not misleading (in the case of the Base Prospectus, any Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus, in light of the circumstances under which any such statements were made), and shall reimburse each Manager and each such director, officer, employee, agent, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Manager, director, officer, employee, agent, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Williams Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Base Prospectus, any Prospectus Supplement, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto, in reliance upon and in conformity with written information concerning such Manager furnished to the Partnership by or on behalf of any Manager specifically for inclusion therein, which information consists solely of the information specified in Section 7(e). The foregoing indemnity agreement is in addition to any liability which the Partnership may otherwise have to any Manager or to any director, officer, employee, agent, affiliate or controlling person of that Manager.

(b) Each Manager, severally and not jointly, shall indemnify and hold harmless each of the Williams Parties, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the General Partner or the Partnership), managers, officers, employees, agents and affiliates, and each person, if any, who controls any Williams Party within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Williams Parties or any such director, manager, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Prospectus Supplement, the Registration Statement or the Prospectus, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state in the Base Prospectus, any Prospectus Supplement, the Registration Statement or the Prospectus, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, any material fact required to be stated therein (in the case of the Registration Statement) or necessary to make the statements therein not misleading (in the case of the Base Prospectus, any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which any such statements were made), but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Manager furnished to the Partnership by or on behalf of that Manager specifically for inclusion therein, which information is limited to the information set forth in Section 7(e). The foregoing indemnity agreement is in addition to any liability that any Manager may otherwise have to any of the Williams Parties or any such director, manager, officer, employee, agent, affiliate or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under Sections 7(a) and 7(b) except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under Sections 7(a) and 7(b). If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ separate counsel and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified party on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would present such counsel with a conflict of interest. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Williams Parties, on the one hand, and the Managers, on the other, from the offering of the Offered Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Williams Parties, on the one hand, and the Managers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Williams Parties, on the one hand, and the Managers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Units purchased under this Agreement (before deducting expenses) received by the Partnership, as determined by this Agreement or any Applicable Terms Agreement, on the one hand, and the total discounts and commissions received by the Managers with respect to the Offered Units purchased under this Agreement, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Williams Parties or the Managers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Williams Parties and the Managers agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Manager shall be required to contribute any amount in excess of the discount or commission applicable to the Offered Units purchased by such Manager hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Managers severally confirm and the Williams Parties acknowledge that the only information concerning such Managers furnished in writing to the Williams Parties by or on behalf of the Managers specifically for inclusion in the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto consists of the name and contact information of such Managers.

8. Termination.

(a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Offered Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Offered Units have been sold through the Managers for the Partnership, then Section 4(v) shall remain in full force and effect, (ii) with respect to any pending sale, through the Managers for the Partnership, the obligations of the Partnership, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 11, 12, 13 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Offered Units in their sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 11, 12, 13 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Offered Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Williams Parties or their officers and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Managers or the Williams Parties or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Offered Units.

10. Research Analyst Independence. In addition, the Williams Parties acknowledge that the Managers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Managers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering of the Offered Units that differ from the views of their respective investment bankers. The Williams Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Williams Parties may have against the Managers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Williams Parties by such Managers’ investment banking divisions. The Williams Parties acknowledge that each of the Managers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Partnership.

11. No Fiduciary Duty. Each Williams Party acknowledges and agrees that in connection with the offering of the Offered Units, the sale of the Offered Units or any other services the Managers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Managers: (i) no fiduciary relationship between the Williams Parties and any other person, on the one hand, and the Managers, on the other, exists; (ii) the Managers are not acting as advisors, expert or otherwise, to the Williams Parties, and such relationship between the Williams Parties, on the one hand, and the Managers, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Managers may have to the Williams Parties shall be limited to those duties and obligations specifically stated herein; and (iv) the Managers and their respective affiliates may have interests that differ from those of the Williams Parties. Furthermore, the Williams Parties agree that they are solely responsible for making their own judgments and decisions in connection with this offering. Each Williams Party hereby waives any claims that the Williams Parties may have against the Managers with respect to any breach of fiduciary duty in connection with this offering.

12. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), the Managers are required to obtain, verify and record information that identifies their respective clients, including the Williams Parties, which information may include the name and address of the Managers’ respective clients, as well as other information that will allow the Managers to properly identify their respective clients.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Managers, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. (fax no.: (646) 291-1469) and confirmed to the General Counsel, Citigroup

Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019 (fax: 646-834-8133), Attention: Syndicate Registration; J.P. Morgan Securities LLC at 383 Madison Avenue, 7th Floor, New York, NY 10179, Attention: Adam Rosenbluth and Brett Chalmers; UBS Securities LLC at 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate (fax: (212) 713-3371); Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, to the attention of Thomas J. Opladen, Jr. (facsimile (415) 835-2514) with a copy to David Moran (facsimile (415) 835-2514); Scotia Capital (USA) Inc. at 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: Equity Capital Markets (fax no.: (212) 225-6653); Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk (fax no.: (212) 797-9344), with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel (fax no.: (212) 797-4564); Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036 (Attn: Equity Syndicate Desk, with a copy to the Legal Department); Mizuho Securities USA Inc. at 320 Park Avenue, 12th Floor, New York, New York 10022, Attention: Equity Capital Markets Desk (tel. no.: (212) 205-7600); and Mitsubishi UFJ Securities (USA), Inc. at 1633 Broadway, 29th Floor, New York, New York 10019, Attention: Capital Markets Group (fax no.: (646) 434-3455); or, if sent to the Williams Parties, will be mailed, delivered or telefaxed to c/o Williams Partners L.P., (918) 573-2065 and confirmed to it at One Williams Center, Tulsa, Oklahoma 74172-0172, Attention: Treasurer, with a copy mailed, delivered or telefaxed to Gibson, Dunn & Crutcher LLP, Attn: Robyn E. Zolman (fax no.: (303) 313-2830) and confirmed at (303) 298-5740.

14. Successors. This Agreement shall inure to the benefit of and be binding upon the Managers, the Williams Parties and their respective successors and the indemnified persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

15. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) among the Partnership and the Managers with respect to the subject matter hereof.

16. Definition of the Terms “Business Day” and “subsidiary”. For purposes of this Agreement, (a) “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” and “affiliate” have their respective meaning set forth in Rule 405.

17. Applicable Law and Waiver of Jury Trial.

(a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED THERETO IS GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD APPLY THE LAWS OF ANY OTHER STATE. THE WILLIAMS PARTIES AND THE MANAGERS EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF EITHER PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO OR ARISING OUT OF THE TERMS OF THIS AGREEMENT AND THE OFFERING CONTEMPLATED HEREBY.

(b) The parties hereby irrevocably submit to the exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the terms of this Agreement and the offering contemplated hereby, and the parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The parties hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and each party irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the party set forth under Notices herein. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent that either party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to its obligations hereunder, each waives such immunity to the extent permitted by applicable law.

18. Counterparts. This Agreement and any Terms Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

19. Headings. The headings used in this Agreement and any Terms Agreement are for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

20. Amendments; Waivers. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

21. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Applicable Time” shall mean, with respect to any Offered Units, the time of sale of such Offered Units pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean, as of the relevant Applicable Time, the Base Prospectus and the Prospectus Supplement, together with the number of Offered Units and the public offering price of Offered Units sold at the relevant Applicable Time and each Issuer Free

Writing Prospectus filed or used by the Partnership on or before the relevant Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” shall mean each “free writing prospectus” (as defined in Rule 405) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Offered Units, each of which is listed on Schedule I.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Offered Units that filed pursuant to Rule 424(b).

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Offered Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Any reference to any Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Prospectus Supplement or the Prospectus, as the case may be.

“Rule 153”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 456”, “Rule 457” and “Rule 462” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

[Signature pages follow.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Williams Parties and the Managers.

Very truly yours,

WILLIAMS PARTNERS L.P.

By:	WPZ GP LLC, its general partner

By:	/s/ Peter S. Burgess
Name:	Peter S. Burgess
Title:	Treasurer

WPZ GP LLC

By:	/s/ Peter S. Burgess
Name:	Peter S. Burgess
Title:	Treasurer

Signature Page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brad Epstein
Name:	Brad Epstein
Title:	Vice President

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name:	Victoria Hale
Title:	Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Adam S. Rosenbluth
Name:	Adam S. Rosenbluth
Title:	Executive Director

UBS SECURITIES LLC

By:	/s/ Jane Dabney
Name:	Jane Dabney
Title:	Managing Director

By:	/s/ Christopher Wicklund
Name:	Christopher Wicklund
Title:	Associate Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Michael Cannon
Name:	Michael Cannon
Title:	Managing Director

Signature Page to Equity Distribution Agreement

SCOTIA CAPITAL (USA) INC.

By:	/s/ Joseph Weismer
Name:	Joseph Weismer
Title:	Managing Director & Head of U.S. ECM

DEUTSCHE BANK SECURITIES INC.

By:	/s/ John Reed
Name:	John Reed
Title:	Managing Director

By:	/s/ Francis Windels
Name:	Francis Windels
Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Edward Morley
Name:	Edward Morley
Title:	Managing Director

MIZUHO SECURITIES USA INC.

By:	/s/ Ashish Sanghrajka
Name:	Ashish Sanghrajka
Title:	Managing Director

MITSUBISHI UFJ SECURITIES (USA), INC.

By:	/s/ Jason J. Demark
Name:	Jason J. Demark
Title:	Executive Director

Signature Page to Equity Distribution Agreement

Schedule I

Schedule of Free Writing Prospectuses included in the Disclosure Package

Schedule II

Authorized Representatives

Peter Burgess

Donald Chappel

Michael Elder

[Form of Terms Agreement]	ANNEX I

WILLIAMS PARTNERS L.P.

Units Representing Limited Partners Interests

TERMS AGREEMENT

                    , 20

[                    ]

Dear Sirs:

Williams Partners L.P. (the “Partnership”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated March 6, 2015 (the “Equity Distribution Agreement”), among the Partnership, WPZ GP LLC, Citigroup Global Markets Inc., Barclays Capital Inc., J.P. Morgan Securities LLC, UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Scotia Capital (USA) Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, Mizuho Securities USA Inc. and Mitsubishi UFJ Securities (USA), Inc. to issue and sell to [                    ] (the “Manager”) the securities specified in the Schedule I hereto (the “Purchased Units”) [, and solely for the purpose of covering over-allotments, to grant to [                    ] the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Units”)].

[                    ] shall have the right to purchase from the Partnership all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Units, at the same purchase price per Unit to be paid by the Manager to the Partnership for the Purchased Units. This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Units.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement with respect to the Prospectus dated March 6, 2015 that relates to the Purchased Units (the “Purchased Units Prospectus”), and also a representation and warranty as of the date of this Terms Agreement and the Time of Delivery [and any Option Closing Date] with respect to the Purchased Units Prospectus.

[An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units [and the Additional Units], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.]

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to the Manager and the latter agrees to purchase from the Partnership the number of Purchased Units at the time and place and at the purchase price set forth in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement among the Managers, the Partnership and the General Partner.

WILLIAMS PARTNERS L.P.

By:	WPZ GP LLC, its general partner

By:
Name:
Title:

WPZ GP LLC

By:
Name:
Title:

ACCEPTED as of the date

first written above.

[                    ]

By:
Name:
Title:

Schedule I to the Terms Agreement

Title of Purchased Units [and Additional Units]:

Units Representing Limited Partnership Interests

Number of Purchased Units:

[Number of Additional Units:]

Price to Public:

Purchase Price by the Manager(s):

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:

Free delivery of the Units to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing, except as provided in Section 4(q), at the Time of Delivery [and on any Option Closing Date]:

(1)	The opinions referred to in Section 4(l), (m), and (n).

(2)	The opinion referred to in Section 4(o).

(3)	The accountants’ letter referred to in Section 4(p).

(4)	The officers’ certificate referred to in Section 4(k).

(5)	Such other documents as the Manager shall reasonably request.

EXHIBIT A

FORM OF ANDREWS KURTH LLP OPINION

The opinion of Andrews Kurth LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Managers may rely upon such opinion as if it were addressed to them.